SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made and entered into as of July [*], 2026, by and between: STEWARDS, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and the persons and entities listed on Schedule I attached hereto and made a part hereof (each a “Secured Party” and, collectively, the “Secured Parties”).

RECITALS

A. Pursuant to that certain Note Purchase Agreement dated as of July [*], 2026 (the “Note Purchase Agreement”), by and among the Company and the Secured Parties, the Company has agreed to issue and sell to the Secured Parties, and the Secured Parties have agreed to purchase from the Company, certain Secured Convertible Promissory Notes in the aggregate principal amount of up to Five Million Dollars ($5,000,000) (each a “Note” and, collectively, the “Notes”).

B. It is a condition precedent to the obligations of the Secured Parties under the Note Purchase Agreement that the Company grant to the Secured Parties a first-priority security interest in certain of its personal property to secure the Obligations.

C. The Company has agreed to execute and deliver this Agreement to induce the Secured Parties to purchase the Notes.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Note Purchase Agreement or the Notes, as applicable. As used in this Agreement, the following terms shall have the following meanings:

“Collateral” means the property described on Exhibit A attached hereto and made a part hereof.

“Event of Default” has the meaning set forth in Article VII of this Agreement.

“Majority in Interest” means Secured Parties holding Notes representing more than fifty percent (50%) of the aggregate outstanding principal amount of all Notes then outstanding.

“Obligations” means any and all indebtedness, liabilities, and obligations of every kind and nature of the Company to the Secured Parties under or in connection with the Notes, the Note Purchase Agreement, this Agreement, and any other Transaction Documents, including, without limitation, all principal, interest (including default interest), premiums, fees, costs, expenses, indemnities, and all other amounts payable thereunder or in connection therewith, whether now existing or hereafter arising, absolute or contingent, due or to become due, and whether or not evidenced by any note or other instrument.

“Permitted Liens” means (i) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other social security legislation; and (iv) Liens in favor of the Secured Parties created under this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Nevada (Nevada Revised Statutes Chapter 104, Article 9).

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.1 Grant. As collateral security for the prompt and complete payment and performance when due of all Obligations, the Company hereby pledges, assigns, transfers, hypothecates, and grants to the Secured Parties a continuing first-priority security interest in and to all of the Company’s right, title, and interest in, to, and under the Collateral, whether now owned or hereafter acquired and wherever located.

Section 2.2 Continuing Security Interest. The security interest granted under this Agreement is a continuing security interest and shall remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated in accordance with its terms.

Section 2.3 Security Agreement. This Agreement shall constitute a security agreement within the meaning of the UCC.

ARTICLE III
OBLIGATIONS SECURED

Section 3.1 Obligations. The security interest granted under this Agreement secures the full, prompt, and complete payment and performance of all Obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Secured Parties as of the date hereof and as of the date of each advance under the Notes as follows:

Section 4.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its properties and conduct its business as currently conducted.

Section 4.2 Authority and Enforceability. The Company has full corporate power and authority to enter into this Agreement, to grant the security interest contemplated hereby, and to perform its obligations hereunder. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2

Section 4.3 Ownership of Collateral. The Company is the sole legal and beneficial owner of the Collateral, free and clear of all Liens other than Permitted Liens.

Section 4.4 First-Priority Security Interest. The security interest granted hereby constitutes a present, valid, binding, and enforceable first-priority security interest in the Collateral, subject only to Permitted Liens.

Section 4.5 Name, Jurisdiction, and Location. The exact legal name of the Company is Stewards, Inc. The Company’s jurisdiction of organization is the State of Nevada. The chief executive office and principal place of business of the Company is located at 4300 N. University Drive, Suite D105, Lauderhill, Florida 33351.

Section 4.6 No Conflicts. The execution and delivery of this Agreement and the performance of the obligations hereunder do not and will not (a) conflict with or result in a breach of any provision of the Company’s Articles of Incorporation or Bylaws, (b) conflict with or result in a breach of any agreement, instrument, or obligation to which the Company is a party or by which the Company or the Collateral is bound, or (c) result in the creation of any Lien on the Collateral other than the security interest granted hereby.

Section 4.7 No Existing Financing Statements. No financing statement covering any of the Collateral is currently on file in any public office other than financing statements in favor of the Secured Parties that may be filed in connection with this Agreement.

Section 4.8 Solvency. After giving effect to the transactions contemplated by the Note Purchase Agreement and this Agreement, the Company is solvent and able to pay its debts as they become due.

ARTICLE V
COVENANTS

The Company covenants and agrees that, until all Obligations have been paid in full and this Agreement has been terminated:

Section 5.1 Existence and Good Standing. The Company shall preserve and maintain its corporate existence, rights, franchises, and good standing in the State of Nevada and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification.

Section 5.2 Name and Location Changes. The Company shall not change its name, jurisdiction of organization, or the location of its chief executive office without providing the Secured Parties with at least thirty (30) days’ prior written notice and taking all actions reasonably requested by the Majority in Interest to maintain the perfection and priority of the security interest granted hereby.

Section 5.3 Liens. The Company shall keep the Collateral free and clear of all Liens other than Permitted Liens.

Section 5.4 Insurance. The Company shall maintain insurance with respect to the Collateral against loss or damage by fire, theft, and other risks customarily insured against by companies similarly situated, in such amounts and with such insurers as are customary, and shall cause the Secured Parties to be named as additional loss payees as their interests may appear.

3

Section 5.5 Disposition of Collateral. The Company shall not sell, assign, transfer, lease, or otherwise dispose of any material portion of the Collateral without the prior written consent of the Majority in Interest, except for (a) sales of Inventory in the ordinary course of business and (b) dispositions of obsolete or worn-out Equipment in the ordinary course of business.

Section 5.6 Further Assurances. The Company shall, at its sole expense, promptly execute, acknowledge, deliver, file, register, and record such further documents, financing statements, instruments, and agreements, and take such further actions, as the Majority in Interest may reasonably request from time to time to perfect, protect, maintain, preserve, or enforce the security interest granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies under this Agreement.

Section 5.7 Inspection Rights. The Company shall permit the Secured Parties and their representatives, upon reasonable prior notice and during normal business hours, to visit and inspect the Collateral and the Company’s books and records relating to the Collateral, and to discuss the Company’s affairs relating to the Collateral with its officers.

Section 5.8 Notice of Claims. The Company shall promptly notify the Secured Parties of any material claim, action, or proceeding affecting the Collateral or the security interest granted hereby.

ARTICLE VI
PERFECTION OF SECURITY INTEREST

Section 6.1 Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Secured Parties (or any of them or their counsel) at any time and from time to time to file in any relevant jurisdiction any initial financing statements, amendments, continuations, terminations, and other documents under the UCC that describe the Collateral and contain any information required by the UCC for the sufficiency or filing-office acceptance of any financing statement, including the Company’s type of organization and organizational identification number (if any).

Section 6.2 Control. Upon request of the Majority in Interest, the Company shall take all steps reasonably necessary to give the Secured Parties control (within the meaning of the UCC) of any Deposit Accounts, Investment Property, or Letter-of-Credit Rights included in the Collateral, including executing control agreements in form and substance reasonably satisfactory to the Majority in Interest.

Section 6.3 Cooperation. The Company shall cooperate fully with the Secured Parties in perfecting, maintaining, and protecting the security interest and priority granted hereby.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

(a) Any Event of Default under any Note or the Note Purchase Agreement shall have occurred and be continuing;

4

(b) Any representation or warranty made or deemed made by the Company in this Agreement shall prove to have been false or misleading in any material respect when made or deemed made;

(c) The Company shall fail to perform or observe any covenant, condition, or agreement contained in this Agreement and such failure shall continue unremedied for a period of fifteen (15) days after the earlier of (i) written notice thereof from the Majority in Interest or (ii) the Company obtaining knowledge of such failure; or

(d) Any Lien other than a Permitted Lien shall attach to any material portion of the Collateral and shall not be released or discharged within thirty (30) days.

ARTICLE VIII
REMEDIES

Section 8.1 Rights and Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Majority in Interest may, without notice or demand (except as required by applicable law):

(a) declare all or any portion of the Obligations immediately due and payable;

(b) exercise any and all rights and remedies available to a secured party under the UCC or other applicable law;

(c) take possession of the Collateral without judicial process;

(d) require the Company to assemble the Collateral and make it available to the Secured Parties at a place reasonably convenient to the parties;

(e) sell, lease, license, or otherwise dispose of any or all of the Collateral at public or private sale, with or without having the Collateral present at the place of sale; and

(f) collect, receive, and apply any monies, accounts, or other proceeds of the Collateral.

Section 8.2 Notice of Sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Parties shall give the Company at least ten (10) days’ prior written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made. Such notice shall be deemed commercially reasonable.

Section 8.3 No Obligation to Marshal. The Secured Parties shall have no obligation to marshal any assets in favor of the Company or against or in payment of any of the Obligations.

Section 8.4 Cumulative Remedies. The rights and remedies of the Secured Parties under this Agreement are cumulative and may be exercised concurrently or separately.

ARTICLE IX
APPLICATION OF PROCEEDS

Section 9.1 Application of Proceeds. All proceeds received by the Secured Parties from the collection, sale, or other disposition of the Collateral shall be applied in the following order of priority:

5

(a) First, to the reasonable costs and expenses of the Secured Parties of every kind incurred in connection with the collection, sale, or disposition, including reasonable attorneys’ fees and legal expenses;

(b) Second, to the payment of the Obligations in such order and manner as the Majority in Interest may determine in their sole discretion; and

(c) Third, any surplus remaining after the indefeasible payment in full of all Obligations shall be paid to the Company or as a court of competent jurisdiction may direct.

ARTICLE X
FULL RECOURSE

The liability of the Company for the Obligations shall not be limited to the Collateral. The Company shall have full personal liability for the Obligations beyond the value of the Collateral.

ARTICLE XI
COSTS OF COLLECTION AND INDEMNIFICATION

Section 11.1 Costs of Collection. The Company agrees to pay on demand all reasonable attorneys’ fees, costs, and expenses incurred by the Secured Parties in connection with the collection, enforcement, protection, or preservation of this Agreement, the Notes, or any of the Obligations, including any fees and expenses incurred in any bankruptcy, insolvency, receivership, or other court proceeding.

Section 11.2 Indemnification. The Company shall indemnify, defend, and hold harmless each Secured Party and its officers, directors, employees, agents, and counsel from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or relating to this Agreement or the security interest granted hereby, except to the extent resulting from the gross negligence or willful misconduct of such Secured Party.

ARTICLE XII
MISCELLANEOUS

Section 12.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be given in accordance with the notice provisions of the Note Purchase Agreement.

Section 12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

Section 12.3 Waiver of Jury Trial. THE COMPANY AND EACH SECURED PARTY HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.4 Amendments and Waivers. This Agreement may not be amended, modified, supplemented, or waived except by a written instrument signed by the Company and the Majority in Interest.

Section 12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Majority in Interest.

6

Section 12.6 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.7 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures (including DocuSign or similar platforms) shall be deemed valid and binding for all purposes.

Section 12.8 Entire Agreement. This Agreement, together with the Note Purchase Agreement, the Notes, and the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written.

Section 12.9 Termination and Release. Upon the indefeasible payment in full of all Obligations (including by reason of the automatic conversion of the Notes into Common Stock in accordance with their terms), this Agreement shall automatically terminate, and the Secured Parties shall, at the Company’s sole expense, promptly execute and deliver to the Company such documents and instruments as the Company may reasonably request to evidence the release of the security interest granted hereby, including UCC termination statements.

Section 12.10 Survival. All representations, warranties, covenants, and agreements of the Company contained herein shall survive the execution and delivery of this Agreement and the making of any advances under the Notes.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

COMPANY:

STEWARDS, INC.
a Nevada corporation

By: /s/ Shaun Quin________________
Name: Shaun Quin
Title: Chief Executive Officer

SECURED PARTIES:

The Secured Parties listed on Schedule I hereto, by their acceptance of the Notes issued pursuant to the Note Purchase Agreement, are deemed to have accepted and agreed to the terms of this Security Agreement.

7

SCHEDULE I

Secured Parties

Name of Secured Party	Principal Amount of Note	Address for Notices	Email Address
Cameron Diviak	$500,000	[Address to be confirmed]	cdiviak1@gmail.com (mailto:cdiviak1@gmail.com)
Pieter van Staden	$1,500,000	[Address to be confirmed]	pietervanstaden08@gmail.com (mailto:pietervanstaden08@gmail.com)
Philippus and Celeste van Staden, as Tenants by the Entirety	$2,000,000	228 N. Park Avenue, Suite K Winter Park, FL 32789	philip@truenorthresources.net (mailto:philip@truenorthresources.net)
Philippus van Staden Roth IRA	$1,000,000	228 N. Park Avenue, Suite K Winter Park, FL 32789	philip@truenorthresources.net (mailto:philip@truenorthresources.net)

Total Aggregate Principal Amount: up to $5,000,000

8

EXHIBIT A
COLLATERAL

The Collateral consists of all of the following property of Stewards, Inc., whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;
(b) all Chattel Paper (whether tangible or electronic);
(c) all Commercial Tort Claims;
(d) all Deposit Accounts;
(e) all Documents;
(f) all Equipment;
(g) all Fixtures (to the extent Article 9 of the Uniform Commercial Code as enacted in the State of Nevada applies thereto);
(h) all General Intangibles (including all payment intangibles, software, intellectual property, licenses, and customer lists);
(i) all Goods;
(j) all Instruments;
(k) all Inventory;
(l) all Investment Property (including all securities, security entitlements, securities accounts, commodity contracts, and commodity accounts);
(m) all Letter-of-Credit Rights;
(n) all Supporting Obligations;
(o) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereon;
(p) all Proceeds and products of any and all of the foregoing (including insurance proceeds and condemnation proceeds); and
(q) all accessions to, substitutions for, and replacements of any of the foregoing.

9